UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

The Alger Institutional Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Solicitation Script (Inbound and Outbound)

THE ALGER INSTITUTIONAL FUNDS

Meeting Date: MAY 5, 2025

Toll Free Number: 833-215-7516

INBOUND GREETING:

Thank you for calling the Broadridge Proxy Services Center for the Alger Focus Equity Fund, you are on a recorded line. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of Alger Focus Equity Fund to confirm you have received the proxy materials for the special meeting of shareholders scheduled for May 5, 2025. Have you received proxy materials?

NEAR MEETING DATE Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of Alger Focus Equity Fund to confirm you have received the proxy materials for the special meeting of shareholders scheduled in just a few days on May 5, 2025. Have you received proxy materials?

ADJOURNMENT Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. <Shareholder’s Last Name>, my name is <Agent Name> and I am a proxy voting specialist calling on a recorded line on behalf of your current investment with Alger Focus Equity Fund. Due to the lack of shareholder participation, the special Meeting of Shareholders has been adjourned to <date/time>. Have you received proxy materials?

VOTING:

Your board has recommended a vote IN FAVOR of the proposal. Would you like to vote along with the recommendation of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 833-215-7516.

Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

© 2023 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	broadridge.com CONFIDENTIAL INFORMATION

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposal with you? <After review, ask them if they would like to vote now over the phone>.

IF not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposal with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposal. Would you like to vote along with the recommendation of the Board for all your accounts?

If they don’t want proposal(s) reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 833-215-7516.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today and have a wonderful day/evening.

Voting (Any vote needed):

Your board has recommended a vote “FOR” the proposal, or you may choose to vote Against or Abstain and help the company reach quorum. How would you like to vote on your accounts today?

And this (for/against/abstain) vote will be for all of your accounts accordingly?

Registered holder wants a new proxy card/or their control number: <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. Your board is recommending you vote FOR the proposal. Would you like to vote along with the recommendation of the Board for all your accounts?

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. Your board is recommending you vote FOR the proposal. Would you like to vote along with the recommendation of the Board for all your accounts?

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of Alger Focus Equity Fund. You should have received proxy material electronically or in the mail concerning the special Meeting of Shareholders to be held on May 5, 2025.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the

CONFIDENTIAL INFORMATION	| © 2023	2

instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 833-215-7516 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE (ONLY ON LANDLINES):

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of Alger Focus Equity Fund. You should have received proxy material electronically or in the mail concerning the special Meeting of Shareholders to be held on May 5, 2025.

Your vote is very important. Please sign, date, and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 833-215-7516 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

PRE-RECORDED MESSAGES – CANNOT BE UPDATED

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. Please continue to hold and your call will be answered in the order it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The meeting has been held and as a result, this toll-free number is no longer in service for proxy related calls. If you have questions regarding your investment, please contact your investment professional. Thank you.

CC Hours (Eastern Time):

Monday through Friday, 9AM to 10PM

CONFIDENTIAL INFORMATION	| © 2023	3

Issues you care about are up for a vote.

Make your voice heard.

Dear Shareholder,

We recently sent you proxy materials concerning an important proposal regarding your investment. A special shareholder meeting is scheduled for May 5, 2025, for Alger Focus Equity Fund.

You are receiving this letter because you held shares on the record date, and we have not received your vote.

Your vote is critical to the process. Please vote prior to the special shareholder meeting on May 5, 2025. Voting your shares is the smart thing to do. It’s also fast and easy using the methods outlined below.

If you have questions or need assistance, call 1-833-215-7516 and a proxy specialist will help you.

www.proxyvote.com Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.	Without a proxy card Call 1-833-215-7516 (Weekdays 9am to 10pm ET) With a proxy card Call the number located on your ballot (with a touch-tone phone to vote using an automated system).

With a smartphone Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form.	Vote processing Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your investment—and thank you for voting.

AFE25

URGENT: YOUR RESPONSE IS CRITICAL

Dear Shareholder:

The Board of Trustees of the Alger Focus Equity Fund has called a special meeting of the shareholders. You are an investor as of March 6, 2025, and an important and time-sensitive matter pertaining to your investment requires your input. Our efforts to reach you by mail, email, and phone have been unsuccessful so far.

To secure your input, please call toll-free at 1-833-215-7516 on any weekday between 9:00 a.m. to 10:00 p.m. Eastern Time. It will take only a minute of your time to resolve this matter.

Thank you in advance for your attention to this request.

AFE25

Answer Machine Message

Alger Focus Equity Fund

Meeting Date: May 5, 2025

Toll Free Number: 833-215-7516

MESSAGE:

Hi, this is Hal Liebes, President of the Alger Focus Equity Fund. I’m calling with an important message concerning the upcoming Special Shareholder Meeting scheduled for May 5, 2025. The meeting is quickly approaching, and we need your vote!

You should have received proxy information related to the upcoming meeting. Please take a few minutes to review the materials we’ve sent. Your vote is important. You can vote by signing and returning your proxy card in the postage-paid envelope provided, or you can vote via the Internet or touch-tone phone. Please refer to your proxy card for voting instructions.

If you have any questions, or to vote over the phone, please call 833-215-7516 and a proxy specialist will assist you.

Thank you for your time and thank you for investing with Alger.

© 2023 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	broadridge.com CONFIDENTIAL INFORMATION